Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

Strategic Storage Trust, Inc. (SSTI) is Now

SmartStop Self Storage, Inc. (SmartStop®)

LADERA RANCH, Calif. — November 20, 2014 – Strategic Storage Trust, Inc. (SSTI), a publicly registered non-traded self-storage REIT, is proud to announce that SSTI changed its name to SmartStop Self Storage, Inc. (SmartStop®) — a diversified real estate company that focuses on acquisition, development, advisory, asset management and property management services for self-storage properties. SmartStop® is a self-administered and self-advised self-storage REIT, owning/operating 136 self-storage properties in 17 states and Toronto, Canada.

“We now have a fully integrated self-managed operations team of approximately 300 self-storage, investment and management professionals focused on increasing revenue, occupancy, net operating income and customer satisfaction,” said H. Michael Schwartz, chairman and CEO of SmartStop®. “This management team has been responsible for 11 quarters of consecutively increasing same-store revenue and net operating income growth.”

Today, SmartStop® serves as the sponsor, advisor and property manager for two recently launched self-storage REITs: Strategic Storage Trust II, Inc. (SSTI-II), a public non-traded REIT that focuses on stabilized self-storage properties and Strategic Storage Growth Trust, Inc. (SSGT), a private real estate investment trust (REIT) that focuses on the acquisition, development, redevelopment and lease-up of self-storage properties.

About SmartStop Self Storage, Inc. (formerly Strategic Storage Trust Inc.)

SmartStop Self Storage, Inc. (SmartStop®) is now a fully integrated, self-administered and self-managed self storage company, owning and/or operating 136 self storage properties in 17 states and Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, a public non-traded REIT that focuses on stabilized self storage properties, and Strategic Storage Growth Trust, Inc., a private REIT that focuses on growth-oriented self storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the 7th largest owner/operator in the United States by Mini-Storage Messenger Magazine.

To view SmartStop®’s self storage locations or to find self storage solutions at a nearby storage facility, visit
https://SmartStopSelfStorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.